UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	February 15, 2018
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York 10118
(Address of principal executive offices, including zip code)

(646) 710-3417
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On February 15, 2018, Shutterstock, Inc., a Delaware corporation (the “Company”), Bynder B.V., a private limited company under the laws of Netherlands (“Bynder BV”) and Bynder LLC, a Delaware limited liability company (“Bynder” and together with Bynder BV, the “Buyers”) entered into an Asset Purchase Agreement (the “Agreement”). Pursuant to the Agreement, at the closing of the transaction, the Company will sell certain assets constituting the Company’s digital asset management business, known as Webdam, to the Buyers and the Buyers will assume certain contracts and liabilities of Webdam, for an aggregate purchase price of approximately $49.1 million, payable in cash. The purchase price is subject to certain adjustments typical of a transaction of this kind. The closing is expected to occur on or about February 26, 2018. The Company will provide certain transition services to the Buyers for a period of time following the closing of the transaction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating including but not limited to the expected completion and timing of the consummation of the transactions contemplated under the Agreement and other information relating to the proposed transactions. Such forward-looking statements are based on current expectations, management’s beliefs and certain assumptions made by the Company’s management. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transactions may not be completed in a timely manner or at all, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement, and (iii) other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: February 16, 2018	By:	/s/ Steven Berns
Steven Berns
Chief Operating Officer and Chief Financial Officer

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